                             EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (this "Agreement") between SURPLUS SOFTWARE, INC., an Oregon corporation ("Employer"), and GREGORY BOUDREAU ("Employee") is dated and entered into as of May 15, 1996.

     In consideration of the mutual covenants and promises contained herein, Employer and Employee agree as follows:

1.   EMPLOYMENT

     Employer shall employ Employee and Employee shall accept employment by Employer in the position of Chief Executive Officer. Employee shall perform such duties as may be assigned to him from time to time by the Employer's Board of Directors (the "Board") which relate to the business of Employer, its subsidiaries, its parent corporation, or any business ventures in which Employer, its subsidiaries or its parent corporation may participate.

2.   ATTENTION AND EFFORT

     Employee shall devote Employee's full time, attention and effort to Employer's business and shall skillfully serve its interests.

3.   EMPLOYMENT AT WILL

     Employee understands and agrees that his employment with Employer is at will, and that either party may terminate such employment at any time pursuant to Section 7.

4.   COMPENSATION

     4.1  BASE SALARY

     Employee's starting annual base salary shall be one hundred twenty-five thousand dollars ($125,000), before all customary payroll deductions. At no time shall Employee's annual base salary be below $125,000. Such annual base salary shall be paid in substantially equal installments at the same intervals as other employees of Employer are paid. The Board shall determine any increases in the annual base salary in future years.

     4.2  BONUS

     In addition to the base salary provided in Section 4.1, Employee shall be entitled to an annual bonus based upon attainment of budgeted income before income tax ("Annual Target") as set forth in the annual budget approved by the Board. Such bonus shall be paid within ninety (90) days of year-end based on the following schedule:

                                         BONUS
     EMPLOYER PERFORMANCE                (% OF BASE SALARY)
     --------------------                ------------------

     Equal to or greater than 70% of     10%
     Annual Target

     For each additional increment of    6.7% additional for each such 10%
     10% above 70% of Annual Target      increment

5.   BENEFITS

     During the term of this Agreement, Employee shall be entitled to participate, subject to and in accordance with applicable eligibility requirements, in such fringe benefit programs as may be provided from time to time by the Employer and shall be reimbursed for reasonable and necessary travel and other expenses incurred in connection with Employer's business in accordance with Employer's reimbursement policy.

6.   LIFE INSURANCE POLICY

     Employer shall apply and pay for a life insurance policy in the amount of $2 million on the life of Employee; provided, however, that Employer shall not be required to obtain such insurance if Employer is required to pay unreasonably high premiums for such insurance due to any unusual risks associated with insuring Employee. Employee shall be the owner of this life insurance policy and shall have the right to designate the beneficiary of such policy. Employee agrees to pay any and all federal and state taxes which may be required to be paid with respect to payment of insurance premiums by Employer under this Section 6.

7.   TERMINATION

     7.1  BY EMPLOYER

     Employer may terminate the employment of Employee, with or without cause, (as defined below) at any time during the term of employment upon giving thirty (30) days' prior notice to Employee. Employer may also terminate this Agreement for cause at any time without notice.

     7.2  BY EMPLOYEE

     Employee may terminate Employee's employment at any time upon giving thirty (30) days' prior notice to Employer.

     7.3  AUTOMATIC TERMINATION

     Employment shall terminate automatically upon death or total disability of Employee. The term "total disability" as used herein shall mean an inability to perform the duties set forth in Section 1 of this Agreement because of illness or physical or mental disability for a period or periods aggregating ninety (90) calendar days in any 12-month period, unless Employee is granted a leave of absence by the Board. The parties hereto acknowledge that Employee's ability to perform the duties specified in Section 1 hereof is of the essence of this Agreement. Termination hereunder shall be deemed to be effective thirty (30) days following Employee's death or immediately upon a determination by the Board of Employee's total disability, as defined herein.

     7.4  NOTICE

     In the event that Employee's employment is terminated upon thirty (30) days' prior notice as provided for in Sections 7.1 or 7.2 of this Agreement, the parties agree that Employee's employment and performance of services shall continue for the duration of such notice period; PROVIDED, HOWEVER, that Employer may, at its own election and without reducing Employee's compensation during such period, excuse Employee from any or all of Employee's duties during such period. The effective date of the termination of Employee's employment hereunder shall be the date on which such thirty
(30) day period expires, unless Employer and Employee agree in writing to a different date.

     7.5  CAUSE

     Wherever reference is made in this Agreement to termination being with or without cause, "cause" means cause given by Employee to Employer and includes the following: (a) failure or refusal to carry out the directions of the Board, which directions are reasonably consistent with the duties herein set forth to be performed by Employee; (b) violation of a state or federal criminal law involving the commission of a crime against Employer or a felony; (c) misuse of alcohol or controlled substances; (d) misrepresentation, deception, fraud or dishonesty; (e) any incident compromising Employee's reputation or ability to represent Employer with the public; (f) any act or omission which substantially impairs Employer's business, good will or reputation; or (g) any other material breach of this Agreement. The parties hereto agree that a determination of cause pursuant to this paragraph shall be committed solely to the discretion of Employer.

     7.6  TERMINATION PAYMENTS

     In the event of termination of the employment of Employee by Employer without cause, Employee shall be paid, upon delivery to Employer of a general release of liability by Employee, in a form acceptable to Employer, 75 percent of his annual base monthly salary for a period of eighteen (18) months from the date of termination, payable in substantially equal installments at the same intervals as other employees of the Employer are paid. During such eighteen (18) month period, the Employer shall continue to provide health insurance coverage for Employee at Employer's cost. In the event of termination of the employment of Employee for any other reason, all salary, bonuses, benefits and other compensation set forth in this Agreement shall cease as of the effective date of such termination; PROVIDED, HOWEVER, that if the employment of Employee is automatically terminated due to death or disability pursuant to Section 7.3 hereof, Employee or Employee's personal representative shall receive termination payments in the form of Employee's annual base salary through the conclusion of the calendar month of the termination of employment because of such death or disability.

8.   ASSIGNMENT OF INVENTIONS AND CONFIDENTIALITY AGREEMENT

     Employee agrees to execute the Assignment of Inventions and Confidentiality Agreement attached hereto as Exhibit A.

9.   CONFLICTING AGREEMENTS

     Employee is not a party to any existing or proposed agreements that may adversely affect Employee's ability to render services to the Employer hereunder.

10.  GENERAL PROVISIONS

     10.1 NO WAIVER

     No provision of this Agreement shall be deemed to have been waived unless such waiver is in writing signed by the waiving party. No failure by any party to insist upon the strict performance of any provision of this Agreement, or to exercise any right or remedy consequent upon a breach thereof, shall constitute a waiver of any such breach, of such provision or of any other provision. No waiver of any provision of this Agreement shall be deemed a waiver of any other provision of this Agreement or a waiver of such provision with respect to any subsequent breach, unless expressly provided in writing.

     10.2 NOTICES

     All notices required or permitted to be given under this Agreement shall be in writing. Notices may be served by certified or registered mail, postage paid with return receipt requested; by private courier, prepaid; by telex, facsimile, or other telecommunication device capable of transmitting or creating a written record; or personally. Mailed notices shall be deemed delivered two (2) days after mailing, properly addressed. Couriered notices shall be deemed delivered on the date that the courier warrants that delivery will occur. Telex, facsimile or telecommunication notices shall be deemed delivered when receipt is either confirmed by confirming transmission equipment or acknowledged by the addressee or its office. Personal delivery shall be effective when accomplished. Unless a party changes its address by giving notice to the other party as provided herein, notices shall be delivered to the parties at the following addresses:

                                       Surplus Software, Inc.
                                       489 North 8th Street
                                       Hood River, OR  97031
                                       Attn:  President

                                       Gregory Boudreau
                                       2645 Kingsley Rd.
                                       Hood River, OR  97031

     10.3 INTEGRATION; AMENDMENT

     This Agreement constitutes the entire agreement of the parties relating to the subject matter hereof. There are no promises, terms, conditions, obligations, or warranties other than those contained in this Agreement. This Agreement supersedes all prior communications, representations, or agreements, verbal or written, among the parties relating to the subject matter hereof. This Agreement may not be amended except in a writing executed by the parties.

     10.4 SEVERABILITY

     Any provision of this Agreement that is deemed invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability, without rendering invalid or unenforceable the remaining provisions of this Agreement. Furthermore, in lieu of each such invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

     10.5 ASSIGNMENT

     Employee shall not assign, sell, subcontract, delegate or otherwise transfer his rights or obligations under this Agreement without the prior written consent of the Employer, and any attempted assignment or delegation shall be void and without effect.

     10.6 GOVERNING LAW, SERVICE OR PROCESS AND VENUE

     The parties hereto intend that this Agreement shall be governed by and construed in accordance with the laws of the State of Oregon applicable to contracts made and wholly performed within Oregon by persons domiciled in Oregon.

     10.7 ATTORNEYS' FEES AND COURT COSTS

     If any suit or action arising out of or related to this Agreement is brought by any party, the prevailing party or parties shall be entitled to recover the costs and fees (including without limitation reasonable attorney fees, the fees and costs of experts and consultants, copying, courier and telecommunication costs, and deposition costs and all other costs of discovery) incurred by such party or parties in such suit or action, including without limitation any post-trial or appellate proceeding.

     10.8 COUNTERPARTS

     This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement binding on all the parties, notwithstanding that all parties are not signatories to the same counterpart.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.


EMPLOYER                               SURPLUS SOFTWARE, INC.

                                       By:
                                          -------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------


EMPLOYEE
                                       ----------------------------------------
                                                   Gregory Boudreau

                               EXECUTIVE OFFICER
                          ASSIGNMENT OF INVENTIONS AND
                           CONFIDENTIALITY AGREEMENT

    This EXECUTIVE OFFICER ASSIGNMENT OF INVENTIONS AND CONFIDENTIALITY AGREEMENT ("Agreement") is entered into as of May 25, 1996 between Surplus Software, Inc., an Oregon corporation (the "Company") and Gregory Boudreau ("Employee").

                                    RECITAL

    WHEREAS, Employee desires to obtain a position with the Company, and the Company desires to obtain the services of Employee, but only expressly subject to and conditioned upon Employee's agreeing to certain inventions and confidentiality provisions set forth herein;

                                   AGREEMENT

    NOW, THEREFORE, in consideration of the Company's agreement to employ Employee, the agreements herein expressed, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1.  NONCOMPETE

    Employee covenants that during the period of his or her employment and for the next two (2) years following termination of employment, Employee shall not, directly or indirectly, either as a principal, agent, employee, employer, consultant, stockholder, partner or in any other personal or representative capacity whatsoever, be connected with in any manner, any business whose products or services are in competition with, or may in the future be in competition with, products then being produced or marketed or services then being provided or marketed by the Company, or products or services the feasibility of which the Company is actually studying, and shall not, directly or indirectly, divert any customer of the Company or induce any employee or consultant of the Company to terminate his or her employment or relationship with the Company; provided however, that nothing contained in this Section 1 shall prevent Employee from buying and selling at wholesale or retail, products similar to those marketed and sold by the Company, provided that Employee shall not market or sell such products through catalogues, direct mail or any on-line services. The covenant contained in this Section 1 is intended to be a series of separate covenants, one set for the State of Oregon and for each country, state or foreign country in which the Company shall be engaged in any definable business in which Employee shall have been involved on any date during the period of his or her employment. Employee agrees that the restraints imposed in this Section 1 are necessary for the reasonable and proper protection of the Company and that each and every one of the restraints is reasonable in terms of duration and geographic scope.

2.  ASSIGNMENT OF INVENTIONS

    Employee hereby assigns and transfers to the Company his or her entire right, title and interest in and to all inventions, including but not be limited to, products, ideas, improvements, designs and discoveries, including computer software programs, internet applications and other intellectual property, or improvements or enhancements to any of the forgoing, whether or not patentable or copyrightable and whether or not reduced to practice ("Inventions"), made or conceived by Employee (whether made solely by Employee or jointly with others) during the period of his or her employment with the Company which relate in any manner to the actual or demonstrably anticipated business, work, or research and development of the Company and its affiliates, or result from or are suggested by any task assigned to him or her or any work performed by him or her for or on behalf of the Company. Employee agrees that all such Inventions and all associated United States and foreign patent, copyright, trademark, trade secret and any other proprietary rights, including, but not limited to, all rights of registrations and renewal are the sole property of the Company.

3.  DISCLOSURE OF INVENTIONS, PATENTS

    Employee agrees that in connection with any Invention as defined in
Section 2 above:

    3.1 Employee will disclose such Invention promptly in writing to his or her immediate superior at the Company in order to permit the Company to claim rights to which it may be entitled under this Agreement. Such disclosure shall be received in confidence by the Company.

    3.2 Employee will, at the Company's request, promptly execute a written assignment of title to the Company for any Invention required to be assigned by Section 2 ("Assignable Invention") and Employee will preserve any such Assignable Invention as confidential information of the Company.

    3.3 Upon request, Employee agrees to assist the Company or its nominee (at the Company's expense) during and at any time subsequent to his or her employment in every reasonable way to obtain for the Company's own benefit patents and copyrights for such Assignable Invention in any and all countries, which Assignable Invention shall be and remain the sole and exclusive property of the Company or its nominee whether or not patented or copyrighted. Employee agrees to execute such papers and perform such lawful acts as the Company deems to be necessary to allow it to exercise all rights, title and interest in such patents and copyrights.

4.   EXECUTION OF DOCUMENTS

     In connection with Section 3.3, Employee further agrees to execute, acknowledge and deliver to the Company or its nominee upon request and at its expense all such documents, including applications for patents and copyrights and assignments of Inventions, patents and copyrights to be issued therefor, as the Company may determine necessary or desirable to apply for and obtain patents and copyrights on such Assignable Inventions in any and all countries and/or to protect the interest of the Company or its nominee in such Inventions, patents and copyrights and to vest title thereto in the Company or its nominees. In the event that the Company is unable for any reason whatsoever to secure Employee's signature to any lawful necessary document required to apply for or execute any patent, copyright or other application with respect to such Assignable Inventions, patents and copyrights, including renewals, extensions, continuations, divisions or continuations in part thereof, Employee hereby irrevocably constitutes and appoints the Company and its duly authorized officers and agents, any one of them, as his or her lawful and true attorneys-in-fact in his or her name, place and stead, to execute and file any such application and do all other lawfully permitted acts to further the prosecution and issue of patents, copyrights or other rights thereon with the same legal force and effect as if executed by Employee.

5.   PROPRIETARY INFORMATION

     Employee agrees that all Proprietary Information of which Employee may acquire knowledge is the sole and exclusive property of the Company, and that the Company shall retain all right, title and interest to the Proprietary Information. Employee further agrees that Employee is not entitled to use Proprietary Information for his or her own benefit or for the benefit of others during or after the period of his or her employment, without the prior written consent of the Company. As used herein, "Proprietary Information" shall include, without limitation, information that has been created, discovered, developed, or otherwise become known to the Company and/or in which property rights have been assigned or otherwise conveyed to the Company, which information has commercial value in the Company's business or proposed business, including any trade secrets, confidential information, knowledge, data or other information of the Company relating to products, processes, know-how, designs, research, formulae, test procedures and results, improvements, inventions or techniques, finances, customers, vendors, services, business plans, marketing plans and strategies, pricing strategies, or other subject matter pertaining to any business of the Company for any of its clients, customers, consultants, licensees or affiliates. Employee further agrees not to reproduce or in any way allow any such Proprietary Information, knowledge, data or other information, or any documentation relating thereto, to be delivered or used by any third party without specific direction or consent of a duly authorized representative of the Company. In the event of the termination of Employee's employment for any reason whatsoever, Employee shall promptly return all records, materials, equipment, drawings and the like pertaining to any Proprietary Information and Employee shall not take any description or documents containing or pertaining to any Proprietary Information, which Employee may have produced or obtained during the course of employment with the Company. In the event of termination of employment, Employee agrees to promptly sign and deliver to the Company a certificate acknowledging the return of such Proprietary Information and such other information as the Company requests.

6.   CONFIDENTIAL RELATIONSHIP

     Employee understands that his or her employment creates a relationship of confidence and trust between Employee and the Company with respect to any information: (a) applicable to the business of the Company; or (b) applicable to the business of any supplier, consultant, independent contractor, licensor, licensee, client, customer or affiliate of the Company, which information may be made known to Employee by the Company or by any supplier, consultant, independent contractor, licensor, licensee, client, customer or affiliate of the Company, or information learned by Employee during the period of his or her employment. Employee agrees to keep confidential, and not disclose or make any use of, except for the benefit of the Company, at any time either during or subsequent to Employee's employment, any Proprietary Information of which Employee may acquire knowledge. Employee also agrees to employ all reasonable measures to prevent the unauthorized use of the Proprietary Information. Employee agrees that, in the event that Employee is served with a subpoena or other compulsory judicial or administrative process calling for production of Proprietary Information, Employee will immediately notify the Company in order that the Company may take such action as it deems necessary to protect its interests.

7.   MAINTENANCE OF RECORDS

     Employee agrees to keep and maintain adequate and current written records of all Inventions made by him or her (in the form of notes, sketches, drawings and as may be specified by the Company), which records shall be available to and remain the sole property of the Company at all times.

8.   PRIOR INVENTIONS

     It is understood that all Inventions, if any, patented or unpatented or copyrighted or uncopyrighted, which Employee made prior to his or her employment by the Company or its affiliates, are excluded from the scope of this Agreement. To preclude any possible uncertainty, Employee has set forth on Exhibit A attached hereto a complete list of all of his or her prior Inventions, including numbers of all patents and patent applications, and a brief description of all unpatented Inventions which are not the property of a previous employer. Employee represents and covenants that the list is complete and that, if no items are on the list, Employee has no such prior Inventions. Employee agrees to notify the Company in writing before Employee makes any disclosure or performs any work on behalf of the Company which appears to threaten or conflict with proprietary rights Employee claims in any Invention or idea. In the event of his or her failure to give such notice, Employee agrees that he or she will make no claim against the Company with respect to any such Inventions or ideas.

9.   TRADE SECRETS OF OTHERS

     Employee represents and warrants that his or her performance of all of the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence Proprietary Information, knowledge or data acquired by him or her in confidence or in trust prior to his or her employment with the Company, and Employee will not disclose to the Company, or induce the Company to use, any confidential or proprietary information or material belonging to any previous employer or others. Employee agrees not to enter into any agreement either written or oral in conflict herewith.

10.  BUSINESS OPPORTUNITIES

     Employee will promptly disclose to the Company any business opportunity of which Employee becomes aware of during his or her employment with the Company which relates (i) to any products or services planned, under development, developed, produced or marketed by the Company or (ii) of which Employee becomes aware in the course of or as a result of his or her employment with the Company. Employee will not take advantage of or divert any such opportunity for the gain, profit or benefit of himself or herself or any other person or entity without the written consent of the Company.

11.  GENERAL PROVISIONS

     11.1  GOVERNING LAW

     This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Oregon applicable to contracts made and wholly performed within Oregon by persons domiciled in Oregon.

     11.2  ENTIRE AGREEMENT

     This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter hereof. No representation, promise or inducement has been made by either party that is not embodied in this Agreement, and neither party shall be bound by or liable for any alleged representation, promise or inducement not so set forth.

     11.3  ASSIGNABILITY

     This Agreement, and Employee's rights and obligations hereunder, may not be assigned or delegated by Employee. The Company may assign its rights hereunder in connection with any sale, transfer or other disposition of all or substantially all of its business or assets.

     11.4  MODIFICATION

     This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms or covenants hereof may be waived, only by a written instrument executed by the Company. The failure of the Company at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by the Company of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

     11.5  ATTORNEYS' FEES

     If any suit or action is instituted to enforce any of the terms of this Agreement, or if any appeal is taken from any decision rendered hereunder, the prevailing party shall be entitled to recover from the other party the costs and fees (including, without limitation, attorneys' fees, the fees and costs of experts and consultants, copying, courier and telecommunication costs and deposition costs and all other costs of discovery) incurred by such party in such suit or action, including without limitation, any post-trial or appellate proceeding.

      11.6  SPECIFIC PERFORMANCE

      Employee is obligated to render services of a special, unique, unusual, extraordinary, and intellectual character to the Company pursuant to his or her employment with the Company, thereby giving this Agreement which is executed in connection with such employment obligations peculiar value so that the loss of any obligations under this Agreement could not be reasonably or adequately compensated in damages in an action at law. Therefore, in addition to other remedies provided by law, the Company shall have the right to compel specific performance hereof by Employee and/or to obtain injunctive relief or other equitable relief to prevent or curtail any breach of this Agreement.

      11.7  SEVERANCE

      If any provision of this Agreement is or become invalid, illegal or unenforceable, the remaining provisions shall remain in full force and effect, and for the invalid, illegal or unenforceable provision shall be substituted a valid, legal and enforceable provision which shall be as similar as possible in economic and business objectives as intended by the parties.

      11.8  TERMINATION

      This Agreement shall remain in full force and effect and survive termination, for whatever reason, of Employee's employment with the Company.

      11.9  COUNTERPARTS

      This Agreement may be executed in counterparts, all of which when taken together shall constitute one Agreement binding on all parties, notwithstanding that all parties are not signatories to the same counterpart.

      IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

                                       SURPLUS SOFTWARE, INC.



                                       By:     /s/ JONATHAN BRODEUR
                                           ----------------------------------
                                       Name:  Jonathan Brodeur
                                              -------------------------------
                                       Title: President
                                              -------------------------------

                                               /s/ GREGORY BOUDREAU
                                           ----------------------------------
                                                 Gregory Boudreau

                                  EXHIBIT A

                           LIST OF PRIOR INVENTIONS


                                                  Identifying Number of Brief
Title                            Date                    Descriptions
------------------------    --------------        ----------------------------
















                                                                         Page 1